Exhibit 99.1
Contact:
John Vlautin
Live Nation
310-867-7127
johnvlautin@livenation.com
LIVE NATION ENTERS INTO DEFINITIVE AGREEMENT TO ACQUIRE HOUSE OF BLUES
LOS ANGELES, CALIFORNIA – July 5, 2006 – Live Nation (NYSE: LYV) today announced it has entered into a definitive merger agreement to acquire HOB Entertainment, Inc. for an aggregate purchase price of $350 million in cash, subject to certain adjustments. The closing of the transaction, which is expected by the end of 2006, will be subject to customary closing conditions.
HOB operates 10 venues under the House of Blues brand in cities such as Las Vegas, Los Angeles, Chicago and Orlando, and eight amphitheaters in cities including Atlanta, Toronto, San Diego and Dallas. The acquisition will allow Live Nation to expand its presence in the growing mid-size venue business and fill in geographic gaps in its existing amphitheater network.
Live Nation Chief Executive Officer Michael Rapino commented: “We have great respect for the House of Blues employees and what they have accomplished and we look forward to welcoming them into the Live Nation family.”
“This represents a compelling opportunity to grow our brand and accelerate the expansion of our club business, both in the United States and abroad,” said House of Blues Chief Executive Officer Greg Trojan. “Together, we will be able to take live music to a new level, delivering more music on more dates in more local venues.”
Live Nation anticipates the transaction to be accretive to earnings and free cash flow per share within the first year. Additional financial details are currently not available. The company expects to file full financial information upon closing of the transaction. Live Nation was advised by Goldman, Sachs & Co. and Morrison & Foerster LLP.
About Live Nation
Live Nation is a leading live event, and venue management company focused on creating superior experiences for artists, performers, corporations and fans. Live Nation owns, operates and/or has booking rights for 153 venues worldwide and produced more than 29,500 events in 2005. Headquartered in Los Angeles, California, Live Nation is listed on the New York Stock Exchange, trading under the symbol “LYV.” For more information regarding Live Nation and its businesses, please visit the company’s website at www.livenation.com.
About HOB Entertainment, Inc.
HOB Entertainment, Inc., a Los Angeles-based global entertainment company, is the definitive live music brand. Founded in 1992, this dynamic company with soul, spirit and vision is comprised of several unique businesses, including, House of Blues Clubs, which operate 1,000 — 2,300 capacity venues and House of Blues Concerts, Inc., which owns, operates or exclusively books venues throughout North America. House of Blues — IT IS LIVE! ™ www.hob.com
Portions of this release may contain forward-looking statements regarding future events and are subject to risks and uncertainties. Such statements include, but are not limited to, the statement regarding Live Nation’s anticipation that the transaction will be accretive to earnings and free cash flow per share within the first year and statements regarding the anticipated growth of the companies’ businesses. Live Nation wishes to caution you that there are some factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to, difficulties in integrating the HOB businesses and operations in an efficient and effective manner, challenges in achieving strategic objectives and the risk that our markets do not evolve as anticipated. Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, specifically the section titled “Item 1A. Risk Factors” of Live Nation’s most recent Annual Report filed on Form 10-K, which contains and identifies other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.